Exhibit 10.4

CERTAIN INFORMATION IDENTIFIED IN THIS DOCUMENT, MARKED BY BRACKETS AND ASTERISKS (“[***]”), HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K UNDER THE SECURITIES ACT OF 1933, AS AMENDED, BECAUSE IT IS (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

EXECUTION VERSION

DISTRIBUTION AGREEMENT

This Distribution Agreement (“Agreement”) is made effective as of August 1, 2022 (“Effective Date”), by and between Celsius Holdings, Inc., a Nevada corporation (“Company”), located at 2424 N Federal Hwy, Suite 208, Boca Raton, FL 33431, and PepsiCo, Inc., a North Carolina corporation (“Distributor”), with offices located at 700 Anderson Hill Road, Purchase, NY 10577. Company and Distributor shall sometimes be referred to hereinafter individually as a “Party” and collectively as the “Parties.”

WHEREAS, Company has developed and exclusively owns certain formulations from which Company authorizes others to sell ready-to-drink beverages and liquid concentrate dietary supplement goods and other beverages under the Marks (as defined below);

WHEREAS, Distributor desires to have the exclusive right to act, directly or through its Subdistributor(s) (as defined below), as the distributor of Licensed Products (as defined below) within the Territory (as defined below);

WHEREAS, Company desires to grant to Distributor the exclusive right to sell and distribute, directly and/or through its Subdistributor(s), Licensed Products in the Territory and in connection therewith will grant Distributor and Subdistributors the right to use the Marks set forth on Schedule 1 in the Territory in accordance with the terms of this Agreement and the Channel Transition Agreement (as defined below);

WHEREAS, in connection herewith, Company and Distributor are entering into the Securities Purchase Agreement (as defined below); and

WHEREAS, in consideration of the foregoing, Company and Distributor have accepted the terms and conditions set forth herein.

NOW THEREFORE, for the consideration hereinafter set forth, together with the premises, mutual promises, and covenants contained herein, and such other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged by each of the Parties to this Agreement, the Parties hereto agree as follows:

CERTAIN DEFINITIONS

“AAA” has the meaning set forth in Section 9.10(b).

“Act” has the meaning set forth in Section 2.2(b).

“Actual Annual Cases” has the meaning set forth in Section 5.3(f).

“Additional Territory” means [***].

“Additional Territory Proposal” has the meaning set forth in Section 2.5(a).

“Additional Territory Second Proposal” has the meaning set forth in Section 2.5(b).

“Advertising and Promotional Costs” has the meaning set forth in Section 5.3(d).

“Affiliate” means, with respect to any Person (as defined below), any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person, and the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through ownership of voting securities, by legally binding contract, indenture, note, bond, lease, license, commitment, instrument or other agreement, whether or not in writing.

“Annual Review” has the meaning set forth in Section 5.3(b).

“Buy-Out” has the meaning set forth in Section 3.3(a).

“Case” means, unless otherwise mutually agreed to by the Parties in writing, each 12-count, 12 fluid oz per container case equivalent of ready-to-drink Licensed Products (144 fluid oz per case). Other sized containers and cases will be based on the foregoing volumes. Current Case configurations are on the stock keeping unit (“SKU”) list set forth on Schedule 3.

“Certificate of Designation” means that certain Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock issued by Company to Distributor in connection with the Securities Purchase Agreement (defined below).

“Change of Control” means: (i) a sale or transfer, directly or indirectly, of all or substantially all of the assets of Company in any transaction or series of related transactions (other than sales in the ordinary course of business); (ii) any merger, consolidation or reorganization of Company with or into any other entity or entities as a result of which the holders of Company’s outstanding capital stock (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization no longer represent at least a majority of the voting power of the surviving or resulting corporation or other entity; or (iii) any sale or series of sales, directly or indirectly, beneficially or of record, of shares of Company's capital stock by the holders thereof which results in any Person or group of Affiliated Persons owning capital stock holding more than 50% of the voting power of Company.

“Channel Transition Agreement” means that certain Channel Transition Agreement executed by and between Distributor and Company on even date herewith, a copy of which is attached hereto as Exhibit A.

“Channels” means all channels and distribution methods existing as of the Effective Date within the Territory, except as provided in this Agreement, including, without limitation, Schedule 2 attached hereto, which sets forth all Excluded Accounts (as such term is defined on Schedule 2).

“Claim” has the meaning set forth in Section 6.1.

“Club Channel” means a retail store requiring paid membership and usually selling a wide variety of merchandise, in which customers may buy large, wholesale quantities of the store’s products [***].

“Co-op Fund” has the meaning set forth in Section 5.3(f).

“Competitor” means [***].

“Competitive Change of Control” means a Change of Control wherein a Competitor is the acquiring or constituent party in such transaction.

“Confidential Information” has the meaning set forth in Section 9.1.

“Contract Committee” has the meaning set forth in Section 5.3(c).

“Cruise Lines” means companies that operate cruise ships on oceans and rivers and which market cruises to the public [***], including any channels of sales for distribution and sale to such companies and/or operators.

“Damages” has the meaning set forth in Section 6.1.

“Distributor’s Total Adjusted Field Net Revenue” means [***].

“Dollars”, “dollars” and “$” each mean lawful money of the United States.

“Ecommerce Channel” means merchants selling through websites and/or mobile applications which offer various products for sale to consumers [***].

“Energy Category” means the total energy category in the Territory as defined and reported by [***].

“Energy Drink” means a [***].

“Escalation Procedure” has the meaning set forth in Section 5.3(c).

“Excluded Accounts” are defined or listed, as applicable, in Schedule 2.

“Existing Distributor” has the meaning set forth in Section 1.1(c).

“Existing Product” has the meaning set forth in Schedule 4.

“Expansion Product” has the meaning set forth in Schedule 5.3(g).

“Foodservice” means, except for the Excluded Accounts set forth on Schedule 2, customers and channels serviced by Distributor’s Foodservice organization [***].

“Force Majeure Event” has the meaning set forth in Section 9.9.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or Orders (as defined below) of such organization or authority have the force of Law (as defined below)), or any arbitrator, court or tribunal of competent jurisdiction, including, without limitation, the United States Food and Drug Administration and the United States Federal Trade Commission.

“Gross Profits” means [***].

“Group Presidents” has the meaning set forth in Section 5.3(c).

“Indemnitee” has the meaning set forth in Section 6.3.

“Indemnitor” has the meaning set forth in Section 6.3.

“Intellectual Property” means all present or future trademarks, trade dress, patents, copyrights, and other intellectual property rights, including, without limitation, trade secrets, designs, packaging and inventions, marketing materials and marketing content, owned by Company or its Affiliate(s), including those associated with Licensed Products (whether or not patented or patentable) and all content, graphics and other works of authorship (including the Marks) created by Company or on behalf of Company by third parties and used in connection with Licensed Products.

“Joint Business Plan” has the meaning set forth in Section 5.3(a).

“Laws” means, as applied to any Person, any and all applicable statutes, laws, ordinances, regulations, rules, codes, Orders, constitutions, treaties, common laws, judgments, decrees, and other requirements or rules of law, including, without limitation, those promulgated by any Governmental Authority.

“Licensed Products” means: (a) non-alcoholic beverages and/or dietary supplements packaged under the Marks, including (i) ready-to-drink beverages or liquids and (ii) other liquid concentrate products which are not ready-to-drink; (b) [***] packaged under the Marks and which become “Licensed Products” pursuant to the terms of Section 5.3; and (c) any other products which the Parties may, upon mutual written agreement add as Licensed Products, from time to time during the Term of this Agreement. The SKUs for the initial Licensed Products as of the Effective Date are attached on Schedule 3. The Parties will mutually align on pricing for any Licensed Products not specifically priced in this Agreement.

“Liquidator” means a retail store in which short-coded, closeout, discontinued or similar products are sold at prices that are in principle lower than an actual or supposed "full retail price" [***].

“Marks” means the trademarks set forth on Schedule 1 and any other trademarks, logos, service marks, trade dress, slogans, designs, logos and other source indicators used by Company in connection with Licensed Products, including all trade dress, logos and slogans, whether such are registered or unregistered.

“Military Channel” means the channel of sales to the U.S. Military for distribution and/or sale to Qualified Consumers (defined herein) [***].

“Mutual Performance Objectives” has the meaning set forth in Section 5.3(b).

“New [***] Product” has the meaning set forth in Section 5.3(h)(2).

“New Channels” means all channels and distribution methods created after the Effective Date within the Territory.

“New Channel Proposal” has the meaning set forth in Section 2.6(a).

“New Channel Second Proposal” has the meaning set forth in Section 2.6(b).

“New [***] Accrual Amount” means an amount accrued by Distributor equal to $[***] of Licensed Products sold by Distributor.

“New [***] Drink” means any [***] brand primarily marketed or advertised as a [***] beverage, expressly excluding [***].

“New [***] Minimum Share Achievement” has the meaning set forth in Section 2.4(e)(i).

“New Non-Alcoholic Product” has the meaning set forth in Section 5.3(h)(1).

“New Product” has the meaning set forth in Schedule 5.3(g).

“Opportunity Territory” means [***].

“Order” means, as applied to any Person, any order, judgment, decree, injunction, stipulation, settlement, or consent of or with any Governmental Authority.

“Person” means any individual, partnership, corporation, association, trust, joint venture, limited liability company, unincorporated organization, entity or division, or any government, governmental department or agency or political subdivision thereof.

“Product Issue” has the meaning set forth in Section 8.1.

“Qualified Consumers” means members of the active U.S. military, military dependents, retirees and honorably discharged veterans.

“Quarterly Review” has the meaning set forth in Section 5.3(e).

“Restricted Product” has the meaning set forth in Schedule 5.3(g).

“Restriction Termination Date” has the meaning set forth in Schedule 5.3(g).

“Retail” means, except for the Excluded Accounts set forth on Schedule 2, customers and channels serviced by Distributor’s Retail Sales and Distribution organization.

“[***] Agreement” has the meaning set forth in Schedule 4.

“Sales Fundamentals” has the meaning set forth in Section 5.3(b).

“Securities Purchase Agreement” means that certain Securities Purchase Agreement dated as of the Effective Date between Company and Distributor.

“Subdistributor(s)” means any third-party entity appointed and authorized by Distributor in writing to distribute Licensed Products within the Territory, including Distributor’s subsidiaries or [***].

“Term” has the meaning set forth in Section 3.1.

“Territory” means: (a) for purposes of this Agreement, the United States and its territories and possessions, excluding (i) the Excluded Accounts and (ii) all customers, accounts and channels in Puerto Rico and US Virgin Islands.

“Triggering Condition” means any date from and after the [***] of the Effective Date upon which the Licensed Products collectively achieve at least [***]% of the Energy Category for the immediately preceding [***] period.

SECTION l – Exclusive Appointment

1.1 Grant of Rights.

(a)	Scope. This Agreement grants Distributor the right to exclusively distribute the Licensed Products within the Territory on the terms and subject to the conditions stated herein.

(b)

Exclusivity. From the Effective Date and unless and until this Agreement is terminated hereunder, Distributor shall have the exclusive right, directly and/or through a Subdistributor(s), to distribute and sell Licensed Products in the Territory in the Channels, except as provided for in this Agreement, and specifically excluding the Excluded Accounts as set forth in Schedule 2.

(c)

Appointment. Subject to Company’s termination of the rights of each existing distributor of Company (each, an “Existing Distributor”) in accordance with the terms of the Channel Transition Agreement, Distributor shall have the exclusive right (directly and/or indirectly through a Subdistributor(s)), from and after the later of (i) the Effective Date or (ii) as related only to the specific territory serviced by each Existing Distributor, the date such Existing Distributor’s rights to distribute the Licensed Products are terminated, in each case, to distribute and sell Licensed Products in the Territory previously belonging to such Existing Distributor, subject to the limited exceptions as provided for in this Agreement (including the exceptions stated in Schedule 2). With respect to each portion of the Territory which is not serviced by any Existing Distributor as of the Effective Date, Distributor shall have the exclusive right (directly and/or indirectly through a Subdistributor(s)), from and after the Effective Date, to distribute and sell Licensed Products throughout such portion of the Territory, subject to the exceptions as provided for in this Agreement (including the exceptions stated in Schedule 2). Any changes to this Section 1.1(c) shall be done by an amendment pursuant to Section 9.6 of this Agreement. Distributor will ensure the terms set forth on Schedule 4 are included in its subdistribution agreements with any of Distributor’s [***] For the avoidance of doubt, except as otherwise provided in the Channel Transition Agreement, Company shall have no liability to Distributor if, and to the extent, Company is unable to terminate the rights of any Existing Distributor, including, without limitation, due to franchise or similar Laws.

(d)

Existing Distributors. Subject to the terms and conditions of this Agreement and the Channel Transition Agreement, Company believes in good faith that it can lawfully conclude the rights of Existing Distributors to sell and distribute Licensed Products pursuant to and in accordance with its agreements with such Existing Distributors or applicable Law in order to grant Distributor the exclusive right to sell and distribute Licensed Products in the Territory. Company will act promptly to ensure that it complies with the terms of the Channel Transition Agreement. Upon each such termination of an Existing Distributor’s distribution rights, Distributor will have the exclusive rights to sell Licensed Products in the portion of the Territory previously covered by such Existing Distributor. As more fully set forth in the Channel Transition Agreement, Company will solely be responsible for paying any amounts payable to Existing Distributors as a result of any such termination, including applicable buyout amounts set forth in Company’s agreements with its existing distributors, subject in each case to Distributor’s obligation to pay the Transition Payments (as defined in the Channel Transition Agreement) to Company in accordance with the terms of the Channel Transition Agreement.

SECTION 2 – Representations, Warranties and Covenants

2.1 Products. The Parties agree that, under this Agreement, Company shall manufacture and supply Licensed Products to Distributor and Distributor shall carry such Licensed Products required herein, or otherwise as mutually agreed to in writing between the Parties.

2.2 Representations and Warranties.

(a)

Distributor Representations and Warranties. Distributor represents and warrants that (i) it will comply with all Laws, including, without limitation, Laws relating to food, labeling, health, packaging, returnable container Laws, deposit Laws and Laws applicable to Distributor’s use of Company’s Intellectual Property, (ii) it has the financial resources, infrastructure, equipment, and capability to cover and service the Territory to meet Distributor’s obligations contained herein, (iii) it shall organize and maintain an adequate sales force to sell Licensed Products in the Territory to meet Distributor’s obligations contained herein, (iv) it is qualified and permitted to enter into this Agreement, and the Channel Transition Agreement, (v) this Agreement and the Channel Transition Agreement do not and will not, individually or as a whole, conflict with any of Distributor’s legal or contractual obligations, and (iv) as of the Effective Date, to Distributor’s knowledge, this Agreement and the Channel Transition Agreement do not and will not, individually or as a whole, conflict with any antitrust Laws promulgated by the Federal Trade Commission.

(b)

Company Representations and Warranties. Company represents and warrants that (i) it will comply with all Laws applicable to its performance hereunder, (ii) the Licensed Products will be merchantable, of good quality and fit for the purpose intended, and will not be impure, contaminated or adulterated, misbranded or mislabeled within the meaning of the Federal Food, Drug and Cosmetic Act (“Act”) and shall comply in all respects with the Act, as amended, and the Food Additives Amendment of 1968, provided that the foregoing warranty shall not extend to Licensed Products that are changed or improperly stored after delivery to Distributor’s delivery location or are damaged due to Distributor’s, any Subdistributor’s or any other third party’s actions or omissions, (iii) it is qualified and permitted to enter into this Agreement and the Channel Transition Agreement, (iv) to the extent written agreements exist, it has the right to terminate its Existing Distributors in accordance with the terms of its agreements with such Existing Distributors, and, to the extent no written agreements exist, it has the right to terminate such Existing Distributors in accordance with applicable Law, (v) this Agreement and the Channel Transition Agreement do not and will not, individually or as a whole, conflict with any of Company’s legal or contractual obligations, (vi) as of the Effective Date, to Company’s knowledge, this Agreement and the Channel Transition Agreement do not and will not, individually or as a whole, conflict with antitrust Laws promulgated by the Federal Trade Commission, and (vii) the Licensed Products contain [***].

2.3 Covenants.

(a)	Distributor hereby covenants that during the Term it will, as it relates to Distributor’s obligations under this Agreement:

(i)	use commercially reasonable efforts to sell and distribute Licensed Products in all Channels in the Territory during the Term;

(ii)	not sell Licensed Products to or solicit any person or entity outside the Territory or any other territory not authorized by Company;

(iii)	forward to Company all inquiries received regarding potential sales of Licensed Products outside the Territory;

(iv)	not, directly or indirectly, knowingly make any misrepresentations or false, disparaging, or misleading statements pertaining to Licensed Products or Company;

(v)	not adulterate or misbrand the Licensed Products, or engage in any activity that could or does render the Licensed Products adulterated or misbranded;

(vi)	distribute, transport and store the Licensed Products in accordance with all Laws;

(vii)	maintain all necessary records for compliance with the terms of this Agreement and all Laws; and

(viii)

work diligently to have each Subdistributor that is [***] enter into a subdistribution agreement by and between Distributor and the Subdistributor, including terms substantially similar to the terms in Schedule 4.

(b)	Company hereby covenants that during the Term:

(i)	it will use commercially reasonable efforts to market, promote and manufacture the Licensed Products during the Term;

(ii)	it will not, directly or indirectly, knowingly make any misrepresentations or false, disparaging, or misleading statements pertaining to Distributor or Distributor’s products;

(iii)

it and its Affiliates will not grant any third party the right to sell or distribute any Licensed Products in the Territory or to use and/or display the Marks and/or Company Intellectual Property in the Territory in connection with the sale or distribution of any Licensed Products, unless otherwise permitted herein or agreed in writing by the Parties;

(iv)

it will comply and the Licensed Products will comply with all applicable federal, state and local Laws and industry standards that may now or hereafter be applicable to any performance hereunder by or on behalf of Company or the Licensed Products, as applicable, provided that the foregoing covenant shall not extend to Licensed Products that are changed or improperly stored after delivery to Distributor’s delivery location or are damaged due to Distributor’s, any Subdistributor’s or third party’s actions or omissions; and

(v)	with respect to Company’s [***].

2.4 Non-compete.

(a)

During the Term, neither Distributor nor any of its Affiliates will sell or distribute within the [***] an Energy Drink that contains all three (3) of the following elements: (1) it contains [***]; (2) it makes a claim to [***]; and (3) it is primarily marketed or advertised as a [***].

(b)

During the Term, neither Distributor nor any of its Affiliates will sell or distribute within the [***] an Energy Drink that either: (1) (i) is primarily marketed or advertised as a [***] and (ii) is contained in a [***] and containing [***], which trade dress is confusingly similar to [***] (as shown on Exhibit B attached hereto); or (2) incorporates a trademark, product name or logo confusingly similar to Company’s registered trademarks as set forth in Schedule 1 hereto. In the event that Company modifies the appearance of such [***] to no longer contain such trade dress at any time during the Term, then the foregoing restrictions shall no longer apply to Distributor or any of its Affiliates.

(c)	During the Term, neither Distributor nor any of its Affiliates will sell or distribute within the [***] any Energy Drinks under the following trademarks: [***].

(d)

During the Term, except as otherwise expressly provided in Section 2.4(c) and [***], none of Distributor, any of its Affiliates or [***] will distribute any Energy Drinks restricted by the provisions 2.4(a), (b) or (c) above.

(e)

During the Term, until the date which is [***] after the Effective Date, Distributor for itself and on behalf of its Affiliates agrees that it and they will not launch or distribute [***] any New [***] Drink.

(f)

After such [***], Distributor and its Affiliates are permitted to launch any beverages without restriction (including New [***] Drinks), provided, neither Distributor nor any of its Affiliates is restricted by provisions 2.4(a), (b) or (c) above and, provided further, that the following shall apply:

(i)

If Distributor or any of its Affiliates launches any New [***] Drink that achieves and maintains a market share of [***]% or greater of the Energy Category (“New [***] Minimum Share Achievement”) for any period of [***], then Distributor will accrue (on an annual basis) the New [***] Accrual Amount for so long as the Energy Category market share of any New [***] Drink(s) distributed by Distributor or any of its Affiliates in the [***] maintains the New [***] Minimum Share Achievement.

(g)

The New [***] Accrual Amount shall be spent by and used by Distributor to incrementally support Company and maintain focus on the Licensed Products within the Distributor’s organization, provided that the parties will meet and mutually agree on how the funds are spent which may include but not limited to incremental marketing support, promotional support, cold equipment, staff incentives, etc.

2.5 Right of First Offer – Additional Territory.

(a)

If, during the Term of this Agreement, Company intends to commence manufacturing, distribution or sale of the Licensed Products in any country(ies) in the Additional Territory, Company shall notify Distributor in writing of such intention and Distributor shall have the right of first offer to submit a proposal (the “Additional Territory Proposal”) detailing the terms and conditions upon which it would be willing to manufacture, sell or distribute the Licensed Products, either directly or through a local sub-distributor for any such country(ies) in the Additional Territory. Distributor shall have [***] days from the date of receipt of such notice to deliver in writing the Additional Territory Proposal to Company. Company shall then have a period of [***] days following its receipt of Distributor’s Additional Territory Proposal to review and respond to Distributor’s Additional Territory Proposal. If Company accepts Distributor’s Additional Territory Proposal, the parties shall use commercially reasonable efforts to enter into a new agreement for such country(ies) reasonably consistent with this Agreement.

(b)

If, within such subsequent [***] day period, Company rejects Distributor’s Proposal, then Distributor shall have an additional [***] day period following written notice from Company of its rejection of the Additional Territory Proposal to respond to Company with a second proposal (the “Additional Territory Second Proposal”) detailing revised terms and conditions under which it would be willing to manufacture, sell or distribute the Licensed Products, either directly or through a local sub-distributor in such country(ies) in the Additional Territory. Company shall then have a further period [***] days following its receipt of Distributor’s Additional Territory Second Proposal to review and respond to Distributor’s Additional Territory Second Proposal. If Company accepts Distributor’s Additional Territory Second Proposal, the parties shall use commercially reasonable efforts to enter into a new agreement for such country(ies) reasonably consistent with this Agreement.

(c)

If Company rejects Distributor’s Additional Territory Second Proposal, unless otherwise restricted herein, Company shall be entitled to enter into a distribution arrangement with any other third party, other than [***], on terms not materially more favorable to the relevant third-party distributor than the terms specified in the Additional Territory Second Proposal.

2.6 Right of First Offer – New Channel.

(a)

If, during the Term of this Agreement, Company intends to commence distribution or sale of the Licensed Products in any New Channel(s), Company shall notify Distributor in writing of such intention and Distributor shall have the right of first offer to submit a proposal (the “New Channel Proposal”) detailing the terms and conditions upon which it would be willing to sell or distribute the Licensed Products, either directly or through a local sub-distributor for such New Channel(s). Distributor shall have [***] days from the date of receipt of such notice to deliver in writing the New Channel Proposal to Company. Company shall then have a period of [***] days following its receipt of Distributor’s New Channel Proposal to review and respond to Distributor’s Proposal. If Company accepts Distributor’s New Channel Proposal, the parties shall use commercially reasonable efforts to enter into a new agreement for such New Channel(s) reasonably consistent with this Agreement.

(b)

If, within such subsequent [***] day period, Company rejects Distributor’s New Channel Proposal, then Distributor shall have an additional [***] day period following written notice from Company of its rejection of the New Channel Proposal to respond to Company with a second proposal (the “New Channel Second Proposal”) detailing revised terms and conditions under which it would be willing to sell or distribute the Licensed Products, either directly or through a local sub-distributor in such New Channel(s). Company shall then have a further period [***] days following its receipt of Distributor’s New Channel Second Proposal to review and respond to Distributor’s New Channel Second Proposal. If Company accepts Distributor’s New Channel Second Proposal, the parties shall use commercially reasonable efforts to enter into a new agreement for such New Channel(s) reasonably consistent with this Agreement.

(c)

If Company rejects Distributor’s New Channel Second Proposal, Company shall be entitled to enter into a distribution arrangement with any other third party on terms not materially more favorable to the relevant third-party distributor than the terms specified in the New Channel Second Proposal.

2.7 Canada Distribution Agreement. The Parties will use commercially reasonable efforts to negotiate and execute a distribution agreement reasonably consistent with this Agreement for the sale and distribution of Licensed Products in Canada and launch such Licensed Products in Canada by [***], provided that the Licensed Products are compliant with applicable Law and the Parties have determined an estimated launch plan within a reasonable time to execute.

2.8 Distribution in Opportunity Territories. Upon Company’s reasonable request, Distributor agrees to meet and confer in good faith with Company regarding the terms and conditions upon which Distributor may be willing to sell or distribute the Licensed Products, either directly or through a local sub-distributor in an Opportunity Territory. Company reserves the right to reject any and all proposals provided in connection therewith and to withdraw from such discussions for any reason.

SECTION 3 – Term and Termination

3.1 Term. The term of this Agreement shall commence on the Effective Date and will continue for an unlimited period (the “Term”).

3.2 Termination. Section 3.1, Section 3.2 and Section 9.9 set forth the sole and exclusive mechanisms for termination of this Agreement. The Parties agree and acknowledge that the notice provisions and consideration provided in this Section 3.2 and Section 3.3 (if and to the extent payable) are reasonable and adequate to each Party in the event of termination.

(a)

Termination With Cause. Each Party shall have the right to terminate this Agreement “With Cause” (as defined below) on the terms and in accordance with the timelines set forth below. Termination of this Agreement pursuant to this Section 3.2(a) shall not in any way terminate, limit or restrict the rights and remedies of either Party against the other Party which has violated, breached or failed to satisfy any of the representations, warranties, covenants, agreements, conditions or other provisions of this Agreement.

(i)

Termination by Company With Cause. Company has the right to terminate this Agreement With Cause upon written notice to Distributor on the terms herein. Upon termination of this Agreement by Company With Cause, Distributor shall, within 30 business days of termination, pay to Company any and all amounts owed by Distributor to Company.

a.	Definition of Cause. Company shall have the right to terminate this Agreement “With Cause” upon written notice to Distributor if or upon, as applicable:

i.

Distributor becomes insolvent, or files a voluntary petition, or acquiesces to an involuntary petition, pursuant to any bankruptcy act or Law, or an order is entered in any involuntary proceeding which remains unstayed for more than 30 days, or a petition is filed for, or Distributor consents to the appointment of, or possession is taken by a trustee, receiver or similar official for Distributor of all or a substantial part of its business, or an order is entered appointing any such official which remains unstayed for more than 30 days; or

ii.

Distributor ceases all or a material part of its beverage business, or an order is entered by a court of competent jurisdiction decreeing the dissolution of Distributor or Distributor ceases to function as an ongoing concern and/or ceases to conduct its operations in the normal course of business, or the administration or the occurrence of any analogous event; or

iii.

Distributor or one of its Affiliates commits a material breach or fails to perform or observe in a material way any of the representations, warranties, covenants or obligations applicable to it hereunder, and fails to cure any such breach or failure to perform or observe such material representations, warranties, covenants or obligations within 30 days after receiving written notice from Company stating the nature and character of such breach or failure; provided that, if the breach cannot be corrected within 30 days, Distributor and its Affiliates will have that additional time to correct the breach as reasonably required (not to exceed 90 days), provided further that Distributor or its applicable Affiliate begins taking the actions necessary to correct the breach during the 30-day cure period and diligently and in good faith pursues those actions to completion; provided, further, that, the occurrence of ordinary course issues and challenges relating to the transition and ramp-up of distribution during the first twelve (12) months following the Effective Date shall not, absent extenuating facts or circumstances (for example, gross negligence or willful misconduct), constitute “material breaches” or “failures to perform” for purposes of this Section 3.2(a)(i)(a)(iii); or

iv.	The distribution relationship contemplated by this Agreement is required to be terminated by any Governmental Authority, including, without limitation, the United States Federal Trade Commission.

(ii)

Termination by Distributor With Cause. Distributor has the right to terminate this Agreement With Cause (as defined below) upon written notice to Company on the terms herein. Upon termination of this Agreement by Distributor With Cause, Company shall, within 30 business days of termination pay to Distributor, any and all amounts owed by Company to Distributor, other than the Buy-Out, which shall be payable within the timeline set forth in Section 3.3.

a.	Definition of Cause. Distributor shall have the right to terminate this Agreement “With Cause” if:

i.

Company becomes insolvent, or files a voluntary petition, or acquiesces to an involuntary petition, pursuant to any bankruptcy act or Law, or an order is entered in any involuntary proceeding which remains unstayed for more than 30 days, or a petition is filed for, or Company consents to the appointment of, or possession is taken by, a trustee, receiver or similar for Company of all or a substantial part of its business, or an order is entered appointing any such official which remains unstayed for more than 30 days;

ii.

Company ceases all or a material part of its business, or an order is entered by a court of competent jurisdiction decreeing the dissolution of Company or Company ceases to function as an ongoing concern and/or ceases to conduct its operations in the normal course of business, or the administration or the occurrence of any analogous event; or

iii.

Company or one of its Affiliates commits a material breach or fails to perform or observe in a material way any of its material representations, warranties, covenants or obligations hereunder, and fails to cure any such breach or perform or observe its representations, warranties, covenants or obligations within 30 days after receiving written notice from Distributor stating the nature and character of such breach or failure; provided that, if the breach cannot be corrected within 30 days, Company and its Affiliates will have that additional time to correct the breach as reasonably required (not to exceed 90 days), provided further that Company or its applicable Affiliate begins taking the actions necessary to correct the breach during the 30-day cure period and diligently and in good faith pursues those actions to completion;

iv.

Company consummates a Competitive Change of Control. In the event Company executes a binding written agreement for a Competitive Change of Control, Company shall notify Distributor in writing within [***] business days of the execution of such binding written agreement for a Competitive Change of Control, and if Distributor wishes to exercise its right to terminate, it shall provide Company with written notice of such termination (the “Distributor’s Notice”) within [***] business days after Distributor receives such written notice from Company; provided that the effective date of any such termination shall be [***] days after the effective date of such Competitive Change of Control if the acquiring or constituent party is [***] and [***] after the effective date of such Competitive Change of Control if the acquiring or constituent party is any [***], provided further that during such [***] day or [***] period, as applicable, after the effective date of a Competitive Change of Control, [***]. In the event that such Competitive Change of Control is not consummated for any reason, then Distributor’s termination notice shall be deemed withdrawn and null and void with no further action required on the part of Company or Distributor; or

v.	Company fails to meet the Transition Volume Minimum pursuant to Section 6 of the Channel Transition Agreement.

(iii)

Termination by Company for Change of Control. Company shall have the right to terminate this Agreement in connection with Company’s execution of a binding written agreement to consummate a Change of Control (whether to a Competitor or a non-Competitor). In such case, Company shall notify Distributor in writing within [***] business days of the execution of such binding written agreement for a Change of Control, provided the effective date of termination shall be [***] days after the effective date of such Change of Control if the acquiring or constituent party is [***] and [***] after the effective date of such Change of Control if the acquiring or constituent party is [***] or non-Competitor, provided further that during such [***] day or [***] period, as applicable, after the effective date of a Competitive Change of Control, [***], provided further that Company shall pay the Buy-Out pursuant to Section 3.3.

(b)

Termination Without Cause. Provided that the Party wishing to terminate this Agreement is not then in breach of any of the terms and conditions contained in this Agreement beyond any applicable notice and cure periods, beginning in the nineteenth year of the Term (i.e., 2041), either Party shall have the right to terminate this Agreement without cause in its sole discretion by providing written notice on August 1 of such year to the other Party of its intention to terminate, which termination shall be effective in twelve (12) months (i.e., August 1, 2042). Thereafter, beginning in the twenty-ninth year of the Term (i.e., 2051) and each ten (10) year period thereafter (i.e., 2061, 2071, etc.) either Party shall have the right to terminate this Agreement without cause in its sole discretion by providing written notice on August 1 of such year to the other Party of its intention to terminate, which termination shall be effective in twelve (12) months. For clarity, if either Party terminates this Agreement in accordance with this Section 3.2(b), both Parties shall continue to perform their respective obligations under this Agreement after notice of termination until the expiration of the twelve (12) month notice period.

(c)	Effect of Termination. In the event of the termination of this Agreement for any reason whatsoever, the Parties shall have the following rights and obligations:

i.

Distributor shall have the right to sell through the Licensed Products in its possession for a reasonable period of time following the effective date of such termination, not to exceed [***] days. Any remaining Distributor inventory of Licensed Products that are good and salable shall be purchased by Company from Distributor, at Distributor’s cost price plus freight;

ii.	Company shall have the right, at its option, to cancel any or all accepted but undelivered purchase orders for Licensed Product that provide for delivery after the effective date of termination;

iii.

Termination of this Agreement shall not release either Party from the obligations to make payments of any undisputed amounts then or thereafter due and payable under this Agreement or waive either Party’s rights or obligations under this Agreement; and

iv.

If requested by Company, as appropriate under the circumstances, Distributor will use commercially reasonable efforts to assist Company in the orderly transition of the Territory to one or more new distributors.

3.3 Buy-Out.

(a)	The compensation to be paid by Company to Distributor in the context of termination shall be as follows (if applicable, the “Buy-Out”):

(i)

In the event of (A) Company’s termination of this Agreement pursuant to Section 3.2(b), (B) Company’s termination of this Agreement pursuant to Section 3.2(a)(iii) in connection with a Change of Control (other than in connection with a Competitive Change of Control, which shall be governed by Section 3.3(a)(ii) below), or (C) Distributor’s termination With Cause pursuant to Section 3.2(a)(ii) (other than in connection with a Competitive Change of Control, which shall be governed by Section 3.3(a)(ii) below), the Buy-Out shall be an amount equal to [***] Distributor’s Gross Profits in the [***] period immediately preceding such termination notice date; or

(ii)

In the event of (A) Company’s termination of this Agreement pursuant to Section 3.2(a)(iii) in connection with a Competitive Change of Control, or (B) Distributor’s termination of this Agreement pursuant to Section 3.2(a)(ii)(a)(iv) in connection with a Competitive Change of Control, the Buy-Out shall be an amount equal to (i) for any Competitive Change of Control to [***], an amount equal to (x) [***] Distributor’s Gross Profits in the [***] period immediately preceding such termination notice date plus (y) $[***], or (ii) for any Competitive Change of Control to a Competitor [***], [***] Distributor’s Gross Profits in the [***] period immediately preceding such termination notice date.

(b)

Notwithstanding the foregoing, in the event of any termination taking place during the first [***] years of the Term for which the Buy-Out is owed, the amount payable to Distributor shall be at least equal to the amount of the Transition Payment (as defined in the Channel Transition Agreement) previously paid to Company by Distributor.

(c)

Except as otherwise provided in this Section 3.3(c), Company shall pay any Buy-Out owed to Distributor in full no later than the effective date of termination or, if the effective date of termination is less than [***] business days from the date of notice of termination, no later than [***] business days from the date of notice of termination of this Agreement from Distributor.

In the event of a dispute between the Parties regarding the amount of the Buy-Out owed to Distributor, Company shall be obligated to pay the Buy-Out in full to Distributor but may, at its option, hold back such disputed amount solely if such amount represents a variation of [***]% or less (the “Disputed Buy-Out Portion”) from the undisputed amount of the Buy-Out (the “Undisputed Buy-Out Portion”). Company shall pay the Undisputed Buy-Out Portion to Distributor no later than the effective date of termination (or, if the effective date of termination is less than [***] business days from the date of notice of termination, no later than [***] business days from the date of notice of termination) and the Parties shall in good faith work to settle the Disputed Buy-Out Portion no later than the effective date of termination of this Agreement (or, if the effective date of termination is less than [***] business days from the date of notice, no later than [***] days from the date of notice of termination from Distributor).

Notwithstanding anything contained herein to the contrary, if any portion of the Undisputed Buy-Out Portion due to Distributor remains outstanding from Company as of the effective date of termination, or as of the expiration of the foregoing [***] business day period, as applicable, this Agreement shall remain in full force and effect and shall only be deemed terminated upon Company’s payment to Distributor of the Undisputed Buy-Out Portion, in full. For the avoidance of doubt, no Buy-Out shall be payable to Distributor upon (i) Distributor’s termination of this Agreement without cause pursuant to Section 3.2(b) or (ii) Company’s termination of this Agreement With Cause.

(d)

For the avoidance of doubt, there shall be no Buy-Out owed by Company in connection with (i) any Competitive Change of Control where Distributor does not exercise its right to terminate this Agreement pursuant to Section 3.2(a)(ii)(a)(iv), and provided that such new buyer agrees to assume the obligations of Company under this Agreement, or (ii) any Change of Control where Company does not exercise its right to terminate this Agreement pursuant to Section 3.2(a)(iii).

SECTION 4 - Intellectual Property

4.1 Ownership of IP. Company or its Affiliate(s), as applicable, owns and shall retain all right, title and interest in the Marks and the Intellectual Property.

4.2 License. Distributor is hereby granted the exclusive (except as otherwise provided herein, and solely for the purposes set forth in this Agreement), sublicensable (solely to its Subdistributors), non-assignable, and nontransferable right to use the Intellectual Property in the Transitioned Territory (as defined in the Channel Transition Agreement) related to Licensed Product, accordance with the terms hereof, in connection with the promotion, merchandising, marketing, distribution, and sale of Licensed Products as contemplated hereby. The use by Distributor of any of Company’s Intellectual Property assets must be in a form and format pre-approved by Company.

4.3 Company Representations. Company represents and warrants that it or its Affiliate(s) owns and possesses adequate authority and rights to grant Distributor the right to use Company’s Intellectual Property in the Transitioned Territory as contemplated hereby, and that the use of Company’s Intellectual Property by Distributor in the Transitioned Territory in accordance with the terms of this Agreement will not, to the best of Company’s knowledge, infringe the trademark or other Intellectual Property rights of any third-party.

4.4 Distributor Acknowledgments. Distributor understands and agrees that Company or its Affiliates own full right, title, interest and other valuable property rights in and to the Intellectual Property and Marks. Distributor agrees that it shall not, at any time during the Term, contest the validity of Company’s or Affiliate(s)’s ownership, as applicable, of rights or ability to control the Marks or Intellectual Property. Distributor acknowledges and agrees that its right to use the Marks and Intellectual Property derives solely from this Agreement and is limited to the sale, distribution and marketing of Licensed Products in the Territory pursuant to and in compliance with this Agreement. None of these rights are being assigned to Distributor. Distributor shall not represent that it owns any rights in Company’s Intellectual Property, and Company’s Intellectual Property shall not be used by Distributor in any manner other than as agreed to herein by Company. During the Term, Distributor acknowledges and agrees that, unless otherwise agreed by Company or provided herein:

(a)	Distributor shall only use the Intellectual Property or Marks in connection with the sale and/or marketing of Licensed Products subject to this Agreement;

(b)

Distributor shall promptly discontinue the use of all of the Intellectual Property upon the termination of this Agreement with a reasonable time period for Distributor to sell through the Licensed Products, not to exceed [***] days;

(c)

Distributor shall promptly change the manner in which the Intellectual Property or Marks related to Licensed Products is displayed or used as requested from time to time by Company with adequate advance notice to Distributor;

(d)	None of the Intellectual Property or Marks shall be used as part of the corporate or business entity name under which Distributor’s performance of this Agreement is conducted; and

(e)

Distributor will promptly notify Company in writing of any actual or alleged infringement of the Intellectual Property or Marks about which Distributor has knowledge, stating with particularity the facts on which the infringement is based or alleged and, upon request, shall, at the expense of the Company, reasonably assist Company in any action, proceeding or enforcement efforts in respect thereof.

SECTION 5 - Terms of Purchases and Sales

5.1 Payment Terms and Right of Offset. Subject to the terms herein, Distributor shall pay Company the full invoice price for the Licensed Products within [***] days of Licensed Products delivery to Distributor’s designated facilities. Distributor will have no obligation to pay Company for any Licensed Products unless: (i) Distributor has received such Licensed Products, or (ii) Distributor has received from Company an invoice for such Licensed Products in a form mutually agreed to by the Parties. Distributor has the right to withhold payments due hereunder as an offset against undisputed amounts not paid by Company related to Licensed Products ordered by Distributor, and any and all undisputed balances due and payable to Distributor pursuant to this Agreement.

5.2 Pricing. Pricing for Licensed Products payable by Distributor to Company are as set forth on Schedule 6. Pricing principles for customers are set forth on Schedule 6.

5.3 Annual Plan, Quarterly Business Review and Advertising and Promotions.

(a)

Joint Business Plan. The Parties will establish by [***] the initial non-binding projected joint business plan (“Joint Business Plan” or “JBP”) for Licensed Products that will be attached hereto as Schedule 7. The Parties will calculate the projections in the Joint Business Plan based on information currently available to both Parties at the time the Joint Business Plan is created. The Parties shall use commercially reasonable efforts to achieve such results; however, neither Company nor Distributor guarantees that the business transactions contemplated by this Agreement will achieve the results projected in the Joint Business Plan or during any Annual Review (as defined below). The Joint Business Plan will also include the initial contact information for each Party’s designated personnel.

(b)

Annual Review. Company and Distributor will work together to develop a new Joint Business Plan by [***] of each calendar year (the “Annual Review”) for the ensuing year containing non-binding sales and marketing plans intended to maximize distribution and sales of Licensed Products in the Territory and describing “Sales Fundamentals,” which includes [***], and the Parties’ general plans for developing and promoting Licensed Products during the following year. The Parties’ mutual performance objectives criteria is attached in Schedule 9 hereto (the “Mutual Performance Objectives”).

(c)

Escalation. If, in any year, the Parties are unable to agree on a new Joint Business Plan, then the most recent Joint Business Plan shall be deemed the effective Joint Business Plan for such year. If at the conclusion of such year the Parties are again unable to agree upon a Joint Business Plan, then, at the request of either Party, such dispute may be elevated for good faith discussion and resolution (the “Escalation Procedure”). The Parties will, within [***] days following such request, establish a committee (the “Contract Committee”), to be comprised of not less than [***] management-level representatives from each of Distributor and Company. The Contract Committee shall use reasonable efforts to resolve any such dispute in good faith, during a period of [***] days following the establishment of the Contract Committee. Company’s president and one of Distributor’s presidents of PepsiCo North American Beverages (collectively, the “Group Presidents”) shall promptly discuss such dispute and shall use reasonable efforts to resolve such dispute within [***] days following the expiration of such [***]-day period.

(d)

Advertising and Promotion. The Parties acknowledge the importance of advertising, promoting and merchandising Licensed Products to increase and maintain demand in the Territory. Accordingly, unless otherwise mutually agreed to in writing by the Parties, Company will cover [***]% of the costs related to advertising, merchandising and promotional plans (“Advertising and Promotional Costs”) within the Territory (including acquiring and using marketing equipment, visi-coolers, equipment placement fees, customer costs for electrical work arising out of equipment installation, point of sale, permanent or temporary merchandising materials, account specific programs, space payments, slotting, display programs, customer incentives, traditional media, social media, etc.). Company shall establish a reserve fund to pay for point-of-sale artwork to be used in the trade (“POS Fund”). Company shall share digital files with Distributor who will produce and distribute point-of-sale artwork through Distributor system at costs paid through POS Fund. Either Party may, in connection with the distribution of Licensed Products, elect to spend any of its own funds on a promotional materials, provided it has communicated to the other Party about the activity outside of the Joint Business Plan. Notwithstanding anything contained herein to the contrary, Company will not be required to reimburse the Distributor for equipment and merchandising materials physically placed in market within the Territory as of the Effective Date, such as coolers, vending machines and shelving.

(e)

Quarterly Review. The Parties shall conduct a business review each calendar quarter (or at such other intervals to which the Parties may agree in writing) during which review Company and Distributor shall review the previous quarter’s business results, discuss the then-current Joint Business Plan, and review overall performance (“Quarterly Review”).

(f)

Marketing Co-op. For each year of the Term, each Party agrees to accrue on its own books an amount equal to $[***] per Case (or in such other amount agreed to by the Parties in the Joint Business Plan) for all Cases of Licensed Products actually sold during each year of the Term (“Actual Annual Cases”), which accrual will take place by each Party at least quarterly during each year of the Term to remain as current as possible to reflect Actual Annual Cases. Such accrued amount of each Party once combined together is called the “Co-Op Fund”. On an annual basis, the Parties will mutually agree upon how to deploy any of the Co-Op Fund. Neither party shall unreasonably withhold agreement on how to use the Co-Op Fund. Once the fund reaches $[***] in total, the Parties shall mutually agree as to whether incremental contributions to the fund should be made or if a portion of the available balance should be returned to the respective Parties.

(g)	Restricted Products. The terms and conditions related to Restricted Products are attached hereto as Schedule 5.3(g).

(h)	Product Innovation.

1.

Non-Alcoholic Product Innovation. Subject to the terms and conditions set forth in Schedule 5.3(g), Distributor shall launch all commercially reasonable non-alcoholic beverage innovation developed by Company under the Marks (each, a “New Non-Alcoholic Product”), either as a test, regional or national distribution, as mutually determined by Company and Distributor, unless Distributor is prohibited from doing so by non-compete obligations contained in [***], provided that any New Non-Alcoholic Product that (a) contains [***] and (b) is not positioned [***] and (c) only refers to [***] shall be deemed excluded from the [***] set forth in Appendix 1 to Schedule 5.3(g) hereto. In the event Distributor is prohibited from taking on any such New Non-Alcoholic Product, it shall certify the same to Company in writing within [***] days following Company’s notice to Distributor, in which event (i) such New Non-Alcoholic Product shall not be deemed a “Licensed Product” under this Agreement, (ii) Company shall be free to launch and distribute such New Non-Alcoholic Product with one or more other distributors of its choosing, including, without limitation, a Competitor, and (iii) Distributor shall have no future distribution or other rights with respect to such New Non-Alcoholic Product, even if the non-compete obligation(s) which initially restricted Distributor from launching such New Non-Alcoholic Product eventually no longer apply.

2.

[***] Product Innovation. Subject to the terms and conditions set forth in Schedule 5.3(g), with respect to any [***] beverage innovation developed by Company under the Marks (each, if any, a “New [***] Product”), one of the following processes shall apply:

A.

If Company desires that Distributor’s Affiliate launch and distribute such New [***] Product, Company will notify Distributor in writing of such desire, and Distributor’s Affiliate and Company shall discuss the launch and distribution of such New [***] Product, either as a test, regional or national distribution, as mutually determined by Company and Distributor’s Affiliate, unless Distributor or Distributor’s Affiliate is prohibited from doing so by non-compete obligations contained in its [***]. In the event Distributor or Distributor’s Affiliate determines, in its sole discretion that it is prohibited from taking on any such New [***] Product, it shall certify the same to Company in writing within [***] days following Company’s notice to Distributor, in which event (i) such New [***] Product shall not become a “Licensed Product” under this Agreement, (ii) Company shall be free to launch and distribute such New [***] Product with one or more other distributors of its choosing, including, without limitation, a Competitor, and (iii) Distributor shall have no future distribution or other rights with respect to such New [***] Product, even if the non-compete obligation(s) which initially restricted Distributor from launching such New [***] Product eventually no longer apply.

B.

If, on the other hand, Company is unsure whether Distributor is best suited to launch and distribute such New [***] Product, Company will instead notify Distributor in writing of its intent to launch such New [***] Product, and Distributor shall have a right of first negotiation with respect thereto. Thereafter, the parties will commence good faith negotiations with respect to such launch and distribution, which good faith negotiations shall continue for a period of [***] days, or such shorter period of time as may be agreed upon by the Parties. If, at the conclusion of such negotiations, Company does not believe Distributor would be capable of launching and distributing such New [***] Product to Company’s satisfaction (for example, if Distributor’s [***] is not commensurate with traditional [***], whether from an infrastructure standpoint, service standpoint or otherwise), (i) such New [***] Product shall not become a “Licensed Product” under this Agreement, (ii) Company shall be free to launch such New [***] Product with one or more distributors of its choosing, including, without limitation, a Competitor, and (iii) Distributor shall have no future distribution or other rights with respect to such New [***] Product. For clarification, if, at the conclusion of such negotiations, Company desires that Distributor launch and distribute such New [***] Product, Distributor shall do so pursuant to the terms of Section 5.3(h)(2)(A) above.

3.

Innovation Process. With respect to any New Non-Alcoholic Product or New [***] Product which Distributor agrees to launch and distribute pursuant to this Section, 5.3(h), the Parties shall mutually agree upon an innovation process and business plan (including ingredients, product attributes, marketing, positioning and the like). The Parties will mutually agree on the innovation process and business plan but Company shall at all times have the right (in its sole discretion) to determine what ingredients are contained within any New Non-Alcoholic Product or New [***] Product, subject to any restriction stated herein.

(i)

SKU Rationalization. During the annual Joint Business Plan review, the Parties shall meet to mutually determine the Licensed Product SKUs that Distributor will carry. This determination shall be made prior to Distributor’s annual SKU rationalization process and in consideration of the lead time to remove the SKU from customer accounts and in consideration of existing customer contracts. Neither Party shall unreasonably withhold its alignment on the SKUs Distributor carries.

(j)	Equipment.

1.

Company-Branded Coolers. Company shall develop a budget (in its sole discretion) and fund [***]% of all Celsius identifiable/branded coolers delivered to Distributor’s and/or Subdistributor’s distribution facilities, the type of coolers, including delivery schedule and quantity, shall be mutually determined by the Parties. Upon mutual agreement of the Parties, Distributor may purchase Celsius identifiable/branded coolers on behalf of Company and then bill such costs to Company. Distributor shall place and manage Company-owned coolers as part of its sales process.

2.

Distributor-Owned Energy Portfolio Coolers. Licensed Products may also be included in Distributor-owned energy portfolio coolers based on Distributor’s discretion and its field merchandising standards and recommendations, subject to customer acceptance. Distributor will fund [***]% of Distributor-owned energy portfolio coolers.

3.	Equipment Servicing. Upon mutual agreement, Distributor shall service Company equipment at standard rates through Distributor’s Service Advantage Program.

(k)

Reports. Distributor shall periodically provide Company with access to the extracted sales-related data and other data and reports related to the Licensed Products as set forth in Schedule 5.3(k) attached hereto.

(l)	Transshipment.

1.

Other than to Excluded Accounts, Company shall not directly sell or distribute any Licensed Products in the Territory and shall not directly sell or distribute any Licensed Products to any entity it knows has the intention to sell or distribute such Licensed Products in the Territory.

2.

Company will inform its customers and/or Existing Distributors of the limits of their distribution rights, including the territories in which Distributor has the right to distribute the Licensed Products. If Distributor or Company becomes aware that Company's customers and/or Existing Distributors are the source of Licensed Products sold inside the Territory, such Party shall notify the other, including identifying where such transshipment is occurring and providing reasonable details in respect thereof, and Company will use its commercially reasonable efforts to cause such customers and/or Existing Distributors to cease distribution of Licensed Products inside the Territory. Once notified that Company's customers and/or Existing Distributors is the source of Licensed Products sold inside the Territory, Company will use commercially reasonable efforts, based upon its existing agreements with the customers and/or Existing Distributors to cause the customers and/or Existing Distributors to cease transshipping the Licensed Products, which may include remedies available to Company under its agreement with such customers and/or Existing Distributors (e.g., withholding funding and termination of the right to distribute the Licensed Products). If such customers and/or Existing Distributors continue to transship the Licensed Products in violation of the terms of their applicable agreement, Company shall use commercially reasonable efforts to terminate such agreement with the transshipping customer or Existing Distributor, as applicable.

5.4 Purchase Orders, Shipment and Title.

(a)

Distributor shall issue all purchase orders to Company in written form via electronic data interface, facsimile or email and cause all purchase orders to list (i) the Licensed Products to be purchased, including SKUs, (ii) the quantities ordered, (iii) the requested delivery date and (iv) the delivery location. Purchase orders shall be submitted at least [***] days in advance of the applicable delivery date. Unless otherwise agreed to by Company in writing, Distributor’s purchase orders shall be submitted in full truckload quantities consisting of twenty (20) pallets per truckload of (i) [***] per truckload for deliveries to Distributor’s mixing centers and (ii) no more than [***] per truckload for deliveries to Distributor’s non-mixing centers. Company may accept any purchase order by confirming the order (whether by written confirmation, invoice, or otherwise) or by delivering the Licensed Products to the deliver location, whichever occurs first. No purchase order is binding on Company unless accepted by Company as provided in this Agreement. From time to time or through the JBP process, the Parties shall, in good faith, discuss purchase order issuance by and invoicing and delivery to Distributor’s independent bottler Subdistributors, and upon mutual agreement, may adjust the mechanisms set forth in this Section 5.4 accordingly.

(b)

Unless expressly agreed to by the Parties in writing, Company shall select the carriers for delivery of the Licensed Products. Company shall invoice Distributor upon shipment for the Licensed Products included in such shipment.

(c)	Any time quoted for delivery is an estimate only; provided, however, that Company shall use commercially reasonable efforts to deliver all Licensed Products on or before the requested delivery date.

(d)

Title to the Licensed Products shipped under any purchase order passes to Distributor on Company’s or its carrier’s delivery of such Licensed Products to Distributor at the delivery location. Risk of loss to Licensed Products shipped under any purchase order passes to Distributor on Company’s or its carrier’s delivery of such Licensed Products to Distributor at the delivery location.

SECTION 6 - Indemnification

6.1 Company Indemnity. Without limiting any claim for which Distributor is required to indemnify Company pursuant to Section 6.2, Company agrees to indemnify, defend, and hold Distributor, and its Affiliates and its and their respective officers, directors, employees and agents, harmless from and against any and all costs, losses and liabilities, including, without limitation, reasonable fees and disbursements of counsel, costs to investigate and defend, including any appeals, penalties, judgments, Taxes, fees or settlement amounts (“Damages”) relating to, resulting from or arising in connection with any civil, criminal, administrative or investigative actions or proceedings commenced or threatened by a third party (“Claim”) regarding:

(a)

an act or omission on the part of Company that constitutes a material breach of this Agreement or the falsity of, or the failure of the Licensed Products to comply with, as applicable, any of the representations, warranties or covenants of this Agreement;

(b)

the death of or injury to any Person or damage to any property (personal, real or otherwise) of third parties which resulted or is alleged to have resulted from any acts or omissions, whether designated as negligent or otherwise, of Company;

(c)

the death of or injury to any Person or damage to any property (personal, real or otherwise) of third parties which resulted or is alleged to have resulted from Licensed Products, whether due to any alleged defect or any alleged failure in Licensed Products or otherwise, regardless of how the cause of action is stated (including but not limited to negligence, strict liability, or breach of warranty), but excluding any such death, injury or damage which resulted or is alleged to have resulted from any matter which Distributor is required to indemnify Company pursuant to Section 6.2, including, without limitation, Distributor’s improper storage or handling of the Licensed Products;

(d)

claims of infringement of any third party’s patent, copyright, trade secret, trademark, or other Intellectual Property by Distributor’s distribution or sale of any Products or licensed use of Marks in accordance with the terms and conditions of this Agreement;

(e)

any claims arising out of or in connection with claims, statements and/or information, or an alleged failure to provide information, on the label, or other printed or electronic material of Licensed Products developed or approved by Company; and

(f)

any taxes, import duties or other impositions or penalties assessed by Governmental Authorities in the Territory (collectively, “Taxes”) that are imposed on (or assessed against) Company under Law with respect to the sale of the Licensed Products to the Distributor, but excluding, for clarity, any Taxes with respect to the distribution and sale of the Licensed Products by the Distributor or any Subdistributor in the Territory in the Channels and imposed on (or assessed against) the Distributor or any Subdistributor under Law.

6.2 Distributor Indemnity. Without limiting any claim for which Company is required to indemnify Distributor pursuant to Section 6.1, Distributor hereby agrees to indemnify, defend, and hold Company, and its Affiliates and its and their respective officers, directors, employees and agents, harmless from and against any and all Damages relating to, resulting from or arising in connection with any Claim regarding:

(a)

Distributor’s or any Subdistributor’s actions or omissions regarding merchandising, distribution, sale, handling or storage of the Licensed Products, in any case, to the extent any such action or omission is in violation of this Agreement, Company’s approved uses of the Intellectual Property or Law, including the sale of any damaged or unsaleable Licensed Products by Distributor or any Subdistributor, provided that either (i) Distributor knew or reasonably should have known that such Licensed Product was damaged or unsaleable at the time of sale (ii) Distributor or its Subdistributor caused such Licensed Products to be damaged or unsaleable;

(b)

an act or omission on the part of Distributor or any Subdistributor that constitutes a material breach of this Agreement or the falsity of, or the failure to comply with, as applicable, Distributor’s representations, warranties or covenants under this Agreement;

(c)

the death of or injury to any Person or damage to any property (personal, real or otherwise) of third parties which resulted or is alleged to have resulted from any acts or omissions, whether designated as negligent or otherwise, of Distributor or any Subdistributor;

(d)

any Taxes with respect to the distribution and sale of the Licensed Products by the Distributor or any Subdistributor in the Territory in the Channels and imposed on (or assessed against) the Distributor or any Subdistributor under Law;

(e)

Company’s or any of its Affiliates’ production, commercialization, marketing or distributing, or entering into any agreement with any other Person to produce, commercialize, market or distribute, or holding any equity or debt interest in, or participating in the management of, any other Person producing, commercializing, marketing or distributing any Restricted Product in the [***]after the Restriction Termination Date while Distributor or any of its Affiliates holds any equity or debt interest in the Company, solely as a result of Distributor’s or any of its Affiliate’s equity or debt interest in the Company; and

(f)

Company’s or any of its Affiliates’ production, commercialization, marketing or distribution, or entering into any agreement with any other Person to produce, commercialize, market or distribute, or hold any equity or debt interest in, or participate in the management of, any other Person producing, commercializing, marketing or distributing, (i) any New Product in the [***], or (ii) any Expansion Product outside of the [***], in either case (i) or (ii), after the Restriction Termination Date while Distributor or any of its Affiliates holds any equity or debt interest in the Company, solely as a result of Distributor’s or any of its Affiliate’s equity or debt interest in the Company.

6.3 Indemnification Procedures. If a Claim is commenced against a Party hereto (the “Indemnitor”), prompt notice thereof shall be given by the Party initiating the Claim (the “Indemnitee”) to the Indemnitor. The failure to deliver such notice, however, shall not release the Indemnitor from any of its obligations under this Section 6.3 except to the extent that the Indemnitor is materially prejudiced by such failure. At the Indemnitor’s cost and expense: (i) the Indemnitor shall promptly take control of the defense of such Claim and shall engage attorneys reasonably acceptable to the Indemnitee to defend such claim; and (ii) the Indemnitee shall reasonably cooperate with the Indemnitor (and its attorneys) in the defense of such Claim. The Indemnitee may, at its own cost and expense, participate (through its attorneys or otherwise) in such defense. The Indemnitor shall not enter into a settlement of such claim that does not include a full release of the Indemnitee or involves a remedy other than the payment of money, without the Indemnitee’s consent. If the Indemnitor does not assume control over the defense of a Claim as provided in this Section 6.3, the Indemnitee may defend the claim in such manner as it may deem appropriate, at the cost and expense of the Indemnitor.

SECTION 7 – Insurance

7.1 Type of Insurance. All insurance policies required to be carried by the Parties will be maintained without interruption from the date of this Agreement and written on an occurrence or claims made basis by companies duly licensed to transact the prescribed coverages in each jurisdiction in the Territory in which Distributor operates that have a rating of A-VII or greater. A broad form company’s endorsement will be maintained in such insurance policy specifically naming the other Party as an additional insured as its interests may appear on such policy, with respect to comprehensive general liability coverage and automobile liability coverage. Each Party will promptly furnish to the other certificates showing the coverages required by this Agreement. The policies and certificates of insurance will contain provisions requiring the insurer to provide at least 30 days’ prior written notice of non-renewal, cancellation or other changes in the coverage that may impair or otherwise affect the other Party’s rights hereunder. Each Party will, prior to the effective date of any such change or cancellation, replace such insurance with insurance satisfactory to the other and furnish the other with certificates evidencing such replacement insurance, within 10 days of such change or cancellation. Each Party will not, without sending written notice to the other, settle or compromise any liabilities or consent to the entry of any judgment against the other.

7.2 Insurance. Each Party will procure and maintain in full force and effect throughout the Term of this Agreement the following insurance though carriers acceptable to the other Party:

(a)	Long-term disability, as required by Law;

(b)	Unemployment, as required by Law;

(c)

Workers’ Compensation Insurance covering injury to or occupational disease or death of the employees of Distributor in accordance with applicable statutory requirements, including Employer’s Liability Insurance, with a limit of liability under the Employer’s Liability portion of at least $[***] per occurrence or claims made;

(d)

Commercial General Liability Insurance, including limited contractual liability (and including limited contractual liability with respect to the indemnity obligations set forth in Section 6 (Indemnification)), on an occurrence or claims made basis, naming the other Party as an additional insured, as its interests may appear, and having a minimum of the following:

●	Bodily Injury & Property Damage

	Per Occurrence or Claim	$[***]

	Aggregate	$[***]

●	Product Liability Aggregate $[***]

●	Auto Liability	$[***]

●	Personal Injury	$[***]

●	Commercial Auto Liability $[***] (each accident)

●

Excess/Umbrella Insurance $[***] (This policy shall provide excess limits for the General Liability, Product Liability, and Automobile Liability policies and follow form or be at least as broad in coverage); and

SECTION 8 – Product Recalls

8.1 Communication. Each Party will promptly advise the other Party, in writing, and each Party will communicate to the other all relevant facts known to it, if either Party:

(a)	learns of any issues relating to a potential food safety issue caused by or associated with any Licensed Products purchased from Company hereunder,

(b)

learns of any food safety issue related to the quality of Licensed Products, including, but not limited to, manufacturing defects that may impact the quality of the drinks, labeling, packaging, declared net contents ingredients, or formula, or

(c)	is advised of such a condition by competent authorities of any Governmental Authority having jurisdiction over such Licensed Products (collectively, “Product Issue(s)”).

The Parties will cooperate in communication with the public and Governmental Authorities and in correcting any such condition that is found to exist. Distributor and Company will consult with one another prior to making any statements to the public or to any Governmental Authority concerning the Product Issue, except in circumstances in which doing so would prevent timely notification that may be required to be given under Law.

8.2	Responsibility and Expenses. Without limiting each Party’s indemnification obligations under Section 6, with respect to any Product Issue:

(a)

Reasonable expenses actually incurred by Company associated with the correction of a Product Issue caused by or associated with Licensed Products purchased by Distributor that result from: (i) Distributor’s or any Subdistributor’s failure to comply with the terms of this Agreement or (ii) the negligent act or omission, willful misconduct or fault of Distributor or any Subdistributor will be solely Distributor’s responsibility. For such expenses, Distributor will hold harmless and indemnify Company from and against all such reasonable expenses related to any recall or withdrawal, including the actual cost of Licensed Products, as well as the reasonable costs of inspection, investigation, Licensed Products replacement, retrieval, segregation, storage, transportation, destruction and/or disposal, and reasonable attorneys’ fees.

(b)

Reasonable expenses actually incurred by Distributor or any Subdistributor associated with the correction of a Product Issue caused by or associated with Licensed Products that result from (i) Company’s failure to comply with the terms of this Agreement, or (ii) the negligent act or omission, willful misconduct or fault of Company will be solely Company’s responsibility. For such expenses, Company will hold harmless and indemnify Distributor or any Subdistributor from and against all such reasonable expenses related to any recall or withdrawal, including the actual cost of Licensed Products, as well as the reasonable costs of inspection, investigation, Licensed Products replacement, retrieval, segregation, storage, transportation, destruction and/or disposal, and reasonable attorneys’ fees.

SECTION 9 - General Provisions

9.1 Confidentiality. During the Term of this Agreement, the Parties will disclose to one another non-public information concerning their respective businesses and operations (including, but not limited to plans and trade secrets, and the terms of this Agreement) which is confidential and proprietary (“Confidential Information”). Each of the Parties to this Agreement agrees that Confidential Information disclosed by the other will not, without the prior written approval of the other, be disclosed (other than to (i) the Existing Distributors in order to facilitate the transition of distribution rights to Distributor, (ii) necessary parties in connection with Distributor resolving all non-compete restrictions that could prevent it from performing under this Agreement, (iii) regulatory authorities and (iv) the Subdistributors or to those of the Parties’ or Subdistributors’ employees, agents and representatives with a reasonable need-to-know and who agree to honor the provisions of this Section) or used by it except in connection with this Agreement. Confidential Information does not include information which (x) becomes generally available in the public domain other than as a result of a breach of this Section, (y) a Party is required to disclose pursuant to Law or judicial order, or (z) was already in the receiving Party’s possession at the time disclosed, as evidenced by its written records. Upon termination of this Agreement, neither Party thereafter will use or disclose any Confidential Information received from the other, and will return each copy thereof, whether in written or electronic form, or will promptly destroy the same together with all documents and materials which contain or are based upon such Confidential Information. Notwithstanding the foregoing, each Party may retain copies of Confidential Information that are stored on such Party’s IT backup and disaster recovery systems until the ordinary course deletion thereof; provided that such Party shall continue to be bound by the terms and conditions of this Section with respect to such retained Confidential Information. The obligations under this Section will survive termination of this Agreement for a period of five (5) years thereafter; provided, however, that the obligations under this Section shall remain in effect with respect to any trade secrets of the disclosing Party contained within the Confidential Information for so long as such Confidential Information remains a trade secret under applicable Law. Other than as permitted by this Section 9.1, after signing and during the Term of this Agreement, neither Party shall disclose the existence of this Agreement or any prices or terms of purchase under this Agreement to any person or entity, without the prior express written consent of the other Party, which may be withheld in such Party’s sole discretion. No press releases, publicity statements or other publicly-issued information regarding this Agreement or the other Party will be released by either Party without the prior written approval of the other Party. The timing and content of such releases or publicity statements will be mutually agreed to in writing between the Parties.

9.2 Notices. All notices or other communication required or permitted hereunder (other than routine communications having no legal effect) shall be in writing and sent to the addresses set forth below, and shall be deemed to have been transmitted (i) when sent via email, provided that the sending Party receives a non-automated reply email or other written notice from the recipient confirming receipt, (ii) when delivered in person or (iii) when postmarked, if mailed via a reputable courier service such as DHL, UPS, or FedEx, signature required:

If to Company:

Celsius Holdings, Inc.

2424 N Federal Hwy, Suite 208

Boca Raton, FL 33431

Attn: [***]

Email: [***]

with a required copy to:

Holland & Knight LLP

One Stamford Plaza

263 Tresser Blvd., Suite 1400

Stamford, CT 06901

Attn: Seth Milligan

Email: seth.milligan@hklaw.com

If to Distributor:

PepsiCo, Inc.

700 Anderson Hill Road

Purchase, NY 10577

Attention: [***]

Email: [***]

with a required copy to:

PepsiCo, Inc.

700 Anderson Hill Road

Purchase, NY 10577

Attention: [***]

Email: [***]

Phone No.: [***]

or such other address as may be specified by a Party hereto pursuant to notice given to the other Parties in accordance with the provisions of this paragraph.

9.3 No Agency. Nothing contained in this Agreement shall be construed in any manner as creating an agency, partnership, joint venture, franchise or any type of relationship between Company and Distributor, except that of independent contractors. Distributor shall not have nor shall Distributor hold itself out as having, any authority whatsoever, whether express or implied, to assume, create or incur any obligation or liability whatsoever, contractual or otherwise, on behalf of or in the name of Company or to bind Company in any other manner whatsoever except as expressly set forth in this Agreement. Distributor acknowledges and agrees that Company and/or its Affiliates do not exercise any control with respect to Distributor’s operation of its own business or the decision-making process of that business, including, without limitation, (i) the terms of payment by customers, credit practices, warranties, Taxes, and representations in dealings between Distributor and its customers, (ii) the appearances of any of Distributor’s business premises and the use of fixtures and equipment utilized therein, and (iii) the uniforms of employees, hours of operation, housekeeping, and similar matters.

9.4 No Third Party Beneficiaries. Except as otherwise expressly provided herein, nothing in this Agreement is intended, nor shall be deemed, to confer any rights or remedies upon any person or legal entity not a party hereto.

9.5 Entire Agreement. This Agreement, the Channel Transition Agreement, the Certificate of Designation, and the Securities Purchase Agreement together with any other documents incorporated herein and therein by reference and all related exhibits and schedules, shall constitute the entire agreement between Company and Distributor with respect to the subject matter contained herein and therein. There are no understandings, agreements, representations, or warranties, expressed or implied, not specified herein regarding this Agreement, the Channel Transition Agreement, the Certificate of Designation or the Securities Purchase Agreement. This Agreement, the Channel Transition Agreement, the Certificate of Designation and the Securities Purchase Agreement shall cancel and supersede any provisions, arrangements, and agreements entered into before the Effective Date, including, without limitation, any term sheets or presentations previously exchanged by the Parties with respect to such subject matter. The terms of this Agreement, the Channel Transition Agreement, the Certificate of Designation and the Securities Purchase Agreement shall prevail over any terms or conditions contained in any other documentation related to the subject matter of this Agreement, the Channel Transition Agreement, the Certificate of Designation or the Securities Purchase Agreement and expressly exclude any of Distributor’s general terms and conditions contained in any other document issued by Distributor.

9.6 Modification. No amendment or modification of this Agreement shall be valid or binding unless it is in writing and signed by both Parties to this Agreement. With respect to both Parties, only an officer shall have the authority to amend or modify this Agreement.

9.7 Industry Terms. Other than as defined in this Agreement, the words and phrases used herein shall have the meaning generally understood in the dietary supplement and beverage (non-alcohol and, as applicable, [***]) industries. Both Parties have participated in the drafting of this Agreement and this Agreement shall be construed in accordance with its fair meaning and not for or against either Party on account of which Party drafted this Agreement.

9.8 Assignment.

(a)

Assignment with Consent. This Agreement is being entered into by the Parties hereto on the basis of careful investigation of the other Party’s reputation and experience and the know-how of its personnel. Without the prior written approval of the other Party or unless otherwise permitted in this Agreement in Section 9.8(b) below, this Agreement and a Party’s duties, privileges, rights and obligations hereunder may not be transferred, in whole or in part, directly or indirectly.

(b)

Assignment without Consent. Notwithstanding the provisions of Section 9.8(a) above, but subject to each Party’s termination rights under Section 3.2, either Party may assign this Agreement in its entirety without consent of the other Party, to its subsidiaries or Affiliates, or, in the case of Company, in connection with a Change of Control. Subject to the foregoing, this Agreement will bind and inure to the benefit of the Parties, their respective successors and permitted assigns.

9.9 Force Majeure. Neither Party will be in default or breach of this Agreement for any failure or delay in performing any obligation hereunder (other than the payment of money) if such failure results from an event or occurrence beyond its reasonable control, including, fire, lightning, storm, flood, earthquake, governmental Laws, regulations or other acts, sabotage, acts of the public enemy, war, riots or insurrection, pandemic, wide-spread public health emergency, or other acts of God (each a “Force Majeure Event”). A Party whose performance under this Agreement is prevented by a Force Majeure Event will give prompt written notice to the other Party, and will devote its commercially reasonable efforts to remedying, to the extent possible, the condition giving rise to such Force Majeure Event, and to resuming performance promptly. Company may make alternative arrangements for the distribution of Licensed Products in the Territory to the extent and for so long as either Party is affected by a Force Majeure Event. Notwithstanding anything contained herein to the contrary, in the event that either Party is prevented from performing any of its material obligations under this Agreement because of a Force Majeure Event, and such failure continues for more than [***], the Party which is not prevented from performance may terminate this Agreement without the payment of any Buy-Out, liquidated damages or other penalty.

9.10 Governing Law; Arbitration.

(a)	Governing Law. New York law shall govern all issues relating to the enforcement, interpretation, validity and effect of this Agreement, without regard to choice or conflict of laws principles.

(b)	Arbitration.

Any dispute between the Parties arising out of or relating to this Agreement, whether brought forth under breach of contract, tort, restraint of trade or other theory of statutory or common law, will be settled by arbitration before the American Arbitration Association (“AAA”) under its Commercial Arbitration Rules in New York, New York by [***] arbitrators. One arbitrator will be nominated by Company, one will be nominated by Distributor, with each nomination being made no more than [***] days following the date of notice of the dispute. The [***] arbitrator will be the chairman, and will be nominated by the [***]. If the [***] are unable to agree, the arbitral institution will appoint the [***]. Any arbitrator(s) selected to resolve the dispute will be bound exclusively by the Laws of the State of New York without regard to its principles of choice of law. Notwithstanding this paragraph, nothing herein prevents either Party from seeking interim or injunctive relief in aid of arbitration from an appropriate jurisdiction, or from Company or its Affiliates taking the actions related to the protection of the Intellectual Property contained in Section 9.10(c) below. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof pursuant to Law.

The arbitration panel’s fees will be borne equally by the Parties. All other costs and expenses in connection with the arbitration will be borne initially by the Party who incurs such expense or who requests a service (including, without limitation, a transcript of a deposition or of the arbitration proceeding). At the conclusion of the arbitration proceeding, all costs and expenses (including, without limitation, reasonable attorneys’ fees) of the prevailing party shall be reimbursed by the

Party that does not prevail at the discretion of the arbitration panel. If a party prevails on some but not all issues, the arbitration panel will determine the manner in which such costs and expenses (including attorneys’ fees) will be borne.

In connection with the arbitration: (a) the arbitration panel will have no authority to award punitive or exemplary damages (other than in the case of a third party claims for which a Party is indemnified by the other Party under Section 6), or as provided herein; (b) any award will be paid promptly, without deduction or offset and judgment upon the award may be entered by any court of competent jurisdiction; (c) if the award is confirmed by a court of competent jurisdiction, a Party challenging the award or resisting enforcement of a judgment entered upon the award will pay, to the extent permitted by Law, all costs, attorneys’ fees and expenses incurred by the other Party in defending the award or seeking enforcement of the judgment; and (d) the decision of the arbitration panel will have no collateral estoppel effect with respect to a claim by or against any Person or business entity who is not a party to the arbitration.

The decision of the arbitration panel will be final and binding on the Parties, and the arbitration panel’s award will be the exclusive remedy between the Parties with respect to all claims and issues arising out of the transaction(s) or occurrence(s) at issue, whether or not presented or pled to the arbitration panel.

(c)

Injunctive Relief. Notwithstanding Section 9.10(b) above, each Party recognizes that the failure of the other Party to comply with the terms of this Agreement could cause the non-breaching Party irreparable damage for which monetary damages would be insufficient. Therefore, it is mutually agreed that in the event of a breach or threatened conduct that may cause a Party to breach and is likely to result in any substantial and irreparable loss or damage according to the equity rules (including for a violation of Section 9.1 (Confidentiality)), the non-breaching Party may seek interim injunctive relief from a court, until such time as a final and binding determination is made by the arbitration panel. If interim injunctive relief is sought from a court, it shall be sought in a court of competent jurisdiction. Application to a court for interim injunctive relief shall not be deemed incompatible with the agreement to arbitrate or a waiver of the right to arbitrate. The foregoing right to seek interim injunctive relief is in addition to, and not in lieu of, all other remedies or rights that the non- breaching Party might otherwise have by virtue of any breach of this Agreement by the other Party.

Notwithstanding anything to the contrary in this Agreement, including in this Section 9.10(c) or Section 9.10(b), Company or its Affiliates have the right to commence a civil action in any court of competent jurisdiction against Distributor or take other appropriate action to compel Distributor’s compliance with standards related to Intellectual Property owned by Company or its Affiliates or requirements to protect the goodwill of the intellectual property owned by Company or its Affiliates.

(d)

Continuing Performance. Neither Party shall suspend or delay its performance under this Agreement during or pending the resolution of any negotiation, mediation, arbitration or other dispute proceeding. A Party’s continued performance hereunder shall not be construed as a waiver or concessions of any claim, defense, issue of fact or other right or remedy provided for hereunder or otherwise available to a Party.

(e)

Limitation of Adjudicative Proceedings. Each of the Parties irrevocably waives trial by jury in any action, proceeding or counterclaim, whether at or in equity, relating to this Agreement, whether or not there are other parties in such action or proceeding.

(f)

Mandatory Mediation. In case of any dispute arising during the Term of this Agreement which cannot be settled by reasonable discussion among the Parties, the Parties agree that, prior to commencing any arbitration proceeding as contemplated by Section 9.10(b) they will first engage the services of a professional mediator agreed upon by the Parties and attempt in good faith to resolve the dispute through confidential non-binding mediation. The mediation shall take place in New York, New York unless otherwise agreed to by the Parties. The Parties agree that any statements made by either Party in any mediation proceeding will not be admissible in any subsequent arbitration or legal proceeding. Except as otherwise agreed to in the context of the mediation, each Party shall bear one-half (1/2) of the mediator’s fees and expenses and shall pay all of its own attorneys’ fees and expenses related to the mediation. If the dispute has not been settled within [***] days after submission of the dispute to the mediator, then, upon notice by either Party to the other, the dispute shall be submitted for and finally settled by arbitration.

(g)

Exclusion of Damages. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY IN CONTRACT, TORT, STRICT LIABILITY OR ON ANY OTHER BASIS, FOR ANY PUNITIVE DAMAGES OF ANY NATURE, PROVIDED, HOWEVER, THAT THE FOREGOING EXCLUSION DOES NOT APPLY TO (I) ANY ACT OF DISHONESTY BY EITHER PARTY, (II) ANY VIOLATION OF COMPANY’S OR ITS AFFILIATE’S INTELLECTUAL PROPERTY RIGHTS COMMITTED BY DISTRIBUTOR, OR (III) ANY AMOUNT OWED BY A PARTY PURSUANT TO ITS INDEMNIFICATION OBLIGATIONS UNDER SECTION 6 (E.G., PUNITIVE DAMAGES AWARDED TO A THIRD PARTY AND REQUIRED TO BE PAID BY AN INDEMNITEE).

9.12 Interpretation. The titles and headings used herein are for convenience only and are not to be considered in construing this Agreement. The provisions of this Agreement were negotiated by both of the Parties hereto and said Agreement shall be deemed to have been drafted by both Parties, each of whom had the opportunity to consult with legal counsel, and shall not be interpreted against either Party as the “drafter” thereof. In this Agreement, references to “includes,” “including,” “including but not limited to,” “including without limitation” and words or phrases of similar import shall be deemed to have the same meaning and the words “includes(s)” and “including” shall not be deemed to be terms of limitation but rather be deemed to be followed by the words “without limitation.” Reference to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date for calculating such period shall be excluded. If the last day of such period is a non-business day, the period in question shall end on the next succeeding business day. As used herein, “business day” means any day except Saturday, Sunday, or a federal or New York holiday.

9.13 Waiver and Severability. No waiver of any provision of this Agreement or any rights or obligations of a Party shall be effective, except pursuant to a written instrument signed by an officer of such Party, and such waiver shall be effective only in the specific instance and for the specific purpose stated in such writing. The Parties hereto recognize that if, after the date of execution of this Agreement, any provision of this Agreement is held to be illegal, invalid, or unenforceable, such provision will be fully severable and such severance will not affect the validity of the remainder of this Agreement.

9.14 Counterparts and Signatures. This Agreement may be executed in several counterparts, each of which shall constitute an original, but all of which shall constitute one and the same instrument. This Agreement may be signed using electronic signatures, and those signatures will have full legal force and effect.

9.15 Authorization. Each Party executing this Agreement represents that he is an officer of the respective company and is empowered to execute this Agreement and bind the respective company.

9.16 Acknowledgement. Each Party acknowledges that they have read this agreement, understand the terms of this Agreement, have had the opportunity to consult and has consulted with independent legal counsel in connection with this Agreement, and has signed this Agreement voluntarily.

9.17 Survival. The provisions of this Agreement which expressly or by their nature are intended to survive the termination of this Agreement will so survive the termination of this Agreement.

9.18 Audit Rights. Each Party shall have the right not more than [***] during each calendar year of the Term, upon no less than [***] days prior written notice to the other, to perform an audit of the other Party’s books and records (including financial and internal controls) solely as they relate to the supply and sale of the Licensed Products and the requirements of this Agreement. In addition, Company shall have the right not more than [***] during each calendar year of the Term, upon no less than [***] days prior written notice to Distributor, to perform a physical inventory of Company’s property at any of Distributor’s [***] on the following terms and conditions: [***]. Distributor agrees to work in good faith in a commercially reasonable manner to try to accommodate an audit request that does not meet the foregoing terms and conditions.

For any audit described in this Section 9.18: (a) any such audit will take place within the other Party’s typical business hours; (b) any audit to take place will be only through a reputable independent auditor reasonably acceptable to the other Party; and (c) any independent auditor must sign a confidentiality agreement prior to reviewing any information.

[Remainder of page intentionally left blank; signature page and attachments to follow.]

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date in the preamble above.

CELSIUS HOLDINGS, INC.		PEPSICO, INC.
(COMPANY)		(DISTRIBUTOR)

By:	/s/ John Fieldly	By:	/s/ Kirk Tanner
Name:	John Fieldly	Name:	Kirk Tanner
Title:	Chief Executive Officer	Title:	Chief Executive Officer,
PepsiCo Beverages North America

[Signature page to Distribution Agreement]

SCHEDULE 1

Licensed Products

Marks: “CELSIUS” or “C” (pictured below) trademark. Additional Marks shall be added as mutually agreed between the Parties.

SCHEDULE 2

EXCLUDED ACCOUNTS

[***]

APPENDIX I to SCHEDULE 2

ADDITIONAL NAMED ACCOUNTS

[***]

SCHEDULE 3

LICENSED product skus

The SKUs of Licensed Products as of the Effective Date are as follows, which list will be updated from time to time upon mutual written agreement of the Parties during the Term.

[***]

SCHEDULE 4

SUBDISTRIBUTOR TERMS

[***]

Schedule 5.3(g)

restricted products

[***]

Schedule 5.3(K)

REPORTING OBLIGATIONS

[***]

SCHEDULE 6

prICING

[***]

SCHEDULE 7

JOINT BUSINESS PLAN

[***]

SCHEDULE 8

ILLUSTRATIONS

Pricing Principles and Examples:

[***]

SCHEDULE 9

MUTUAL PERFORMANCE
OBJECTIVES

[***]

EXHIBIT A

CHANNEL TRANSITION AGREEMENT

See attached

Exhibit B

“[***]” TRADE DRESS

[***]